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                                                                   Exhibit 10.13


                              CONSULTING AGREEMENT

This Agreement, entered into the 1st of October 1997, by and between Pharmaceutical Research Associates, Inc., a Virginia corporation, with principal office at 8300 Boone Boulevard, Vienna, VA 22182 ("the Company") and Judith Ann Hemberger ("Consultant"), located at 3117 West 118th Street, Leawood, KS 66211.

1.0  SERVICES

     Consultant will perform professional services for the Company, which may include, but not be limited to, the following: consulting and advisory services for drug development program planning, regulatory strategy and related issues directly to the Company clients in collaboration with the Company's staff. Any and all of these will be hereinafter referred to as the "Services". Consultant agrees to perform the Services under the general direction of the Company's designated representative and according to the Company's standard operating procedures or other guidelines as provided.

2.0  PAYMENT

2.1 The Company will pay Consultant for satisfactory performance of Services at the rate of two hundred and fifty dollars ($250.00) per hour or between $1,000 and $2,000 per day as defined on a case-by-case basis for each specific consulting engagement by pre-engagement agreement between Consultant and the Company.

2.2 In addition, the Company will reimburse Consultant for reasonable travel, living, and other expenses incurred by Consultant in the performance of Services that are approved in advance by the Company and in accordance with the Company's standard policy governing travel and living expenses.

2.3 Consultant will provide a detailed accounting of all time applied to the Company's projects and tasks on a weekly basis and in a format specified by the designated representative. This accounting of time, together with any weekly expense reports, will constitute Consultant's invoice to the Company for Services performed and reimbursable expenses incurred by Consultant during the week; such invoices will be payable net 15 days of receipt of invoice.
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3.0  TERM AND TERMINATION

     The term of this Agreement will commence on October 1, 1997, and end on September 30, 1998.

     This Agreement may be terminated by either party at any time by giving written notice of intent to terminate thirty (30) days in advance of the date of termination.

     Upon termination, the Company will be liable to Consultant only for payment for Services satisfactorily performed and approved reimbursable expenses incurred prior to termination.

4.0  WARRANTY

     Consultant warrants to the Company that the Services will be performed on a best efforts basis and that Consultant will exercise his/her best
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     professional judgment in all matters.  Consultant also warrants that he/she
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     is not currently debarred under Section 335a of the Generic Drug
     Enforcement Act of 1992, and that he/she will immediately disclose to the
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     Company any action, suit, claim, investigation or other legal or administrative proceeding which may rise relating to the debarment of the Consultant. Consultant further warrants that he/she is not obligated under
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     any other agreement which would affect the Company's or his/her own
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     obligations under this agreement, and that he/she will not enter into any
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     agreement that would conflict with or compromise any rights, obligations or interests of the Company.

5.0  INVENTIONS AND PROPRIETARY INFORMATION

     Consultant agrees:

     (a) to disclose and assign to the Company as its exclusive property, all inventions and technical or business innovations which Consultant develops or conceives, solely or in conjunction with others (1) that are based on or involve information of the Company or its clients, (2) that relate to, constitute, result from, or include the work in which Consultant will be engaged for the Company, or (3) that are otherwise made through the use of any time, facilities or materials of the Company or its clients;

     (b) that all deliverables and work products in the form of works of authorship developed by Consultant in the performance of
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     Services shall be deemed works made for hire, and shall belong fully and exclusively to the Company; and that if by operation of law such deliverables or work products are not works made for hire, Consultant agrees to, and does hereby, assign to the Company all right, title, and interest in such deliverables for work product, including all copyrights therein;

     (c) to execute all necessary documents and provide the Company proper assistance (at its expense) sufficient to enable it to obtain patent, copyright or other legal protections for any such inventions or innovations, and to make and maintain reasonably detailed accurate records of any such inventions or innovations;

     (d) to deliver to the Company, upon termination or expiration of this Agreement, all materials which relate to the business of, or belong to, the Company or its clients or which by their nature are for the use of the Company's employees, contractors or consultants;

     (e) not to use, publish, or otherwise disclose (except if properly authorized as a part of the work for the Company) any information of the Company or any information of others, including, but not limited to, the Company's clients which the Company is obligated to maintain in confidence;

     (f) not to disclose to utilize in the performance of Services for the Company any proprietary or confidential information of others or any inventions of Consultant which are not included within the scope of this Agreement.

6.0  INDEPENDENT CONTRACTOR STATUS

6.1 It is understood and agreed that Consultant is an independent contractor and will not have any rights to any Company benefits, nor for any purposes be deemed or intended to be an employee of the Company. Consultant agrees to make any payments or withholding required under federal income tax, social security, state unemployment and any related statutes or regulations and will maintain insurance to adequately protect against risks and claims arising out of Consultant's performance of Services. Consultant will furnish proof of insurance to the Company upon demand.
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6.2  It is further understood that Consultant is not an agent of the Company and is not authorized to bind the Company with respect to any third party.

6.3 When the performance of Services involves work with the Company's clients, Consultant agrees, for a period of six (6) months after completion of services, not to solicit employment from, nor directly or indirectly, offer Services to any client of the Company for whom Consultant has performed all or part of the Services.

7.0  CONFLICTS OF INTEREST

     Consultant represents that there is no conflict of interest between performance of this Agreement and the performance of Services by Consultant for any other party. In the event that Consultant believes that there is presently any such conflict, or any such conflict arises during the term of this Agreement, Consultant will immediately notify the Company which may, at its sole discretion, immediately terminate this Agreement without liability to Consultant.

8.0  LIMITATION OF LIABILITY

     The Company and Consultant agree that the maximum liability of either party for any claim, loss or liability arising out of, or connected with this Agreement, whether based upon breach of contract, warranty, negligence, or otherwise, will in no case exceed the amounts paid to Consultant by the Company pursuant to Article 2.0. In no event will either party be liable to the other for special or consequential damages, including but not limited to lost profits or savings, whether or not the possibility of such damages has been disclosed in advance or could have been reasonably foreseen.

9.0 NOTICES

     Any notice will be in writing and will be given by registered mail, return receipt requested, or hand delivered to the other party at the address below, or to such other address as may be substituted by notice. If sent by mail, notice will be effective on the date of receipt.

     To: Pharmaceutical Research Associates, Inc.   To: Judith Ann Hemberger
         Barbara Loughman, Ph.D.                        3117 West 118/th/ Street
         16400 College Blvd.                            Leawood, KS  66211
         Lenexa, KS  66219
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10.0 GENERAL PROVISIONS

10.1 This Agreement will be governed by the law of the state of Virginia.

10.2 Consultant will not assign any right or delegate any obligation under this Agreement without the prior written consent of the Company. Any attempted assignment or delegation without such consent will be void.

10.3 The headings in this Agreement are for reference purposes only; they will not affect the meaning or construction of the terms of this Agreement.

10.4 If any parts or part of this Agreement are held to be invalid, the remaining parts of the Agreement will continue to be valid and enforceable.

10.5 The provisions of this Agreement are for the sole benefit of the parties, and not for the benefit of any other persons or entities.

10.6 Any action of any kind by either party arising out of this Agreement must be commenced within two (2) years from the date the right, claim, demand, or cause of action shall first arise.

10.7 This Agreement contains the complete and exclusive understanding of the parties with respect to the subject matter hereof. No waiver, alteration or modification of any of the provisions hereof will be binding unless in writing and signed by a duly authorized representative of the party to be bound. Neither the course of conduct between the parties no trade usage will act to modify or alter the provisions of this Agreement.


     Pharmaceutical Research Associates, Inc.           Consultant

By:  /s/ Barbara E. Loughman             /s/ Judith Ann Hemberger
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     Dr. Barbara E. Loughman             Dr. Judith Ann Hemberger

Title:   Director of International Regulatory Affairs

Date:    October 7, 1997                     Date:     October 20, 1997
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